Exhibit 4.19


                             AMENDMENT NUMBER FOUR
                                    TO THE
                     PERRY DISTRIBUTORS, INC. 401(K) PLAN

           (As Amended and Restated Effective as of January 1, 2001)


         WHEREAS, Perry Distributors, Inc. (the "Corporation") has the authority under the Perry Distributors, Inc. 401(k) Plan (the "Plan") to amend the Plan; and

         WHEREAS, the Plan was completely amended and restated effective January 1, 2001; and

         WHEREAS, the Corporation now wishes to amend the Plan, effective as of January 1, 2003, to (i) permit employee elective deferral contributions up to 15% of compensation, and (ii) eliminate the Plan administrator's discretion in determining what constitutes financial hardship for a hardship distribution.

         NOW THEREFORE, the Plan is hereby amended, effective as of January 1, 2003, as follows:

1. The second sentence of subsection 5.2(c) of the Plan is hereby amended to read as follows:

         "The rate of Pay Reduction designated pursuant to the Member's Pay Reduction Agreement must be a whole percentage of Pay, provided that the amount designated is not more than 15% of the Member's rate of Pay."

2.       Subsection 7.5(b) of the Plan is hereby amended by deleting paragraph
         (iv) and by redesigning the succeeding paragraphs accordingly.

3. In all other respects, the provisions of the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, this Amendment has been executed this 23rd day of May, 2003.

                                          PERRY DISTRIBUTORS, INC.



                                          By:   /s/ Robert B. Sari
                                             -----------------------------
                                             Name:  Robert B. Sari
                                             Title: Senior Vice President,
                                                    General Counsel and
                                                    Secretary